Exhibit 23.3

CONSENT OF DAVID A. RHYS

The undersigned hereby consents to:

(i)

The filing of the technical report summary entitled “2022 Technical Report on the Shea Creek Project, Saskatchewan”, dated December 30, 2022 with an effective date of October 31, 2022 (the “TRS”), filed as Exhibit 96.1 to the Current Report on Form 8-K, dated January 11, 2023 (the “8-K”), of Uranium Energy Corp. (the “Company”), being filed with the United States Securities and Exchange Commission;

(ii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-236571, 333-256170, 333-267992 and 333-268417) and any amendments thereto (the “S-3s”);

(iii)

The incorporation by reference of such TRS attached as Exhibit 96.1 to the 8-K into the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679 and 333-262197) and any amendments thereto (the “S-8s”); and

(iv)	The use of my name in the S-3s and the S-8s.

/s/ David A. Rhys,         #23022, #1168
David A. Rhys, P.Geo., EGBC, PGO Registered Member

Date: January 11, 2023.